                               POWER OF ATTORNEY
                      FOR SECTION 16 REPORTING OBLIGATIONS

                                October 21, 2020

      KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints William Kloos as the undersigned's true and lawful attorney-in-
fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

      (i)    execute for and on behalf of the undersigned, in the undersigned's capacity as a director, officer or beneficial owner of shares of stock of Cerberus Telecom Acquisition Corp., a Cayman Islands
             company (the "Company"), any Schedule 13D or Schedule 13G, and any
             amendments, supplements or exhibits thereto (including any joint filing agreements) required to be filed by the undersigned under
             Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange
             Act"), and any Forms 3, 4 and 5 and any amendments, supplements or exhibits thereto required to be filed by the undersigned under
             Section 16(a) of the Exchange Act;

      (ii)   do and perform any and all acts for and on behalf of the
             undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, 4 or 5 and timely file such forms with the United States Securities and
             Exchange Commission and any stock exchange on which the stock of the Company is then listed; and

      (iii)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
             Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 and Section 16 of the
Exchange Act.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports or schedules under Section 13 or Section 16 of the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

                                 *  *  *  *  *

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above.

                                          /s/ Stephen A. Feinberg
                                          ---------------------------------
                                          Stephen A. Feinberg